EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Richard J. Lampen, the President and Chief Executive Officer of Castle Brands Inc. (the ‘‘Registrant’’) and Alfred J. Small, Chief Financial Officer of the Registrant, each hereby certifies that:
1.	The Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2009 (the ‘‘Periodic Report’’), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.
Date: August 14, 2009

/s/ Richard J. Lampen
Richard J. Lampen
Chief Executive Officer (Principal Executive Officer)

/s/ Alfred J. Small
Alfred J. Small
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)